For the fiscal period ended 6/30/05
File number 811-7064

SUB-ITEM 77-0

Transactions Effected Pursuant to Rule 10f-3

EXHIBITS

I.  The Target Portfolio Trust -Total Return Bond Portfolio

1.  Name of Issuer
	Bono Y Oblig Del Estado

2.  Date of Purchase
	01/12/05

3. Number of Securities Purchased
	1,012 shares

4. Dollar Amount of Purchase
	$100,000

5.  Price Per Unit
	$98.85

6.  Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Barclays Bank

7.  Other Members of the Underwriting Syndicate
	Banco Bilbao, Banco Santander, Calyon, Deutsche Bank London, Dresdner
 Bank London








L:\MFApps\CLUSTER 4\N-SARs\Target Portfolios\2005\Exhibit 77-O 1.doc